                         NOTICE OF GUARANTEED DELIVERY

                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                            HOUGHTON MIFFLIN COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value
$1.00 per share, including rights to purchase the Series A Junior Participating
Preferred Stock issued pursuant to the Rights Agreement, as amended, dated as of July 30, 1997 by and between Company (as defined below) and BankBoston, N.A., as Rights Agent (together, the "Shares"), of Houghton Mifflin Company, a
Massachusetts corporation (the "Company"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the
Offer to Purchase.

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
          BY MAIL:                FACSIMILE TRANSMISSION:     BY HAND OR OVERNIGHT COURIER:
TENDER & EXCHANGE DEPARTMENT    (FOR ELIGIBLE INSTITUTIONS    TENDER & EXCHANGE DEPARTMENT
       P.O. BOX 11248                      ONLY)                   101 BARCLAY STREET
    CHURCH STREET STATION             (212) 815-6213           RECEIVE AND DELIVER WINDOW
NEW YORK, NEW YORK 10286-1248      FOR CONFIRMATION ONLY        NEW YORK, NEW YORK 10286
                                        TELEPHONE:
                                      (212) 815-6156

 DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
    SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A
         NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A
                       VALID DELIVERY TO THE DEPOSITARY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

    THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

    The undersigned hereby tenders to Soraya Merger Inc., a Massachusetts corporation (the "Purchaser") and a wholly owned subsidiary of Vivendi Universal, a societe anonyme organized under the laws of France, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 8, 2001 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.

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 Number of Shares _____________________________________________________________

 Certificate Nos. (if available) ______________________________________________

 (Check box if Shares will be tendered by book-entry transfer)
 / /  The Depository Trust Company

 Account Number _______________________________________________________________

 Dated ________________________________________________________________________

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 Name(s) of Record Holder(s): _________________________________________________

 ______________________________________________________________________________

 ______________________________________________________________________________
                                  PLEASE PRINT

 Address(es): _________________________________________________________________

 ______________________________________________________________________________
                                                                     (ZIP CODE)

 Daytime Area Code and Tel. No.: ______________________________________________

 Signature(s): ________________________________________________________________

 ______________________________________________________________________________
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
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program or the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program or an "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three New York Stock Exchange trading days (as defined in the Letter of Transmittal) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

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 Name of Firm _________________________________________________________________

 Address(es): _________________________________________________________________

 ______________________________________________________________________________
                                                                       Zip Code

 Area Code and Tel. No.: ______________________________________________________
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 ______________________________________________________________________________
                              AUTHORIZED SIGNATURE

 Name: ________________________________________________________________________
                              PLEASE TYPE OR PRINT

 ______________________________________________________________________________

 Title.: ______________________________________________________________________

 Dated: _______________________________________________________________________

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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.